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                                                                     Exhibit 1.1


                                9,375,000 SHARES


                          CARRIER 1 INTERNATIONAL S.A.


                      COMMON STOCK (PAR VALUE $2 PER SHARE)


                             UNDERWRITING AGREEMENT


                                 [______], 2000


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                                                           [_____________], 2000

Morgan Stanley & Co. International Limited
Salomon Brothers International Limited
         (as representatives of the several Underwriters named in Schedule I hereto)

c/o Morgan Stanley & Co. International Limited
         25 Cabot Square
         Canary Wharf
         London E14 4QA
         England

Dear Sirs and Mesdames:

                  Carrier 1 International S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "COMPANY"), proposes to issue and sell, and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule II hereto severally propose to sell, to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 9,375,000 shares of common stock, par value $2 per share, of the Company (the "FIRM SHARES") of which 7,500,000 shares are to be issued and sold by the Company and 1,875,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto. The shares to be sold by the Selling Shareholders other than Carrier One, LLC, a Delaware limited liability company ("CARRIER ONE LLC") (the "WARRANTHOLDERS") will be issued upon exercise of outstanding warrants (the "WARRANTS").

                  The Company and the Selling Shareholders also severally propose to sell to the several Underwriters up to an additional 1,125,000 and 281,250 shares (the "ADDITIONAL SHARES") of common stock, par value $2 per share, if and to the extent that Morgan Stanley & Co. International Limited ("MSIL"), after consultation with Salomon Brothers International Limited ("SBIL" and together with MSIL, the "GLOBAL COORDINATORS") shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof, each Selling Shareholder selling up to the amount of Additional Shares set forth opposite such Selling Shareholder's name in Schedule II hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." All shares of common stock, par value $2 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the shares to be retained by its existing shareholders, are hereinafter referred to as the "SHARE CAPITAL." The Company and the Selling Shareholders are hereinafter collectively referred to as the "SELLERS."


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                  It is expected that after subscription for the Shares pursuant to Section 4 and after the then existing share capital of the Company has been admitted for trading on the Neuer Markt segment of the Frankfurt Stock Exchange and before the ADRs referred to below have been admitted for trading on the Nasdaq Stock Market, the Company, the Selling Shareholders and the Global Coordinators, on behalf of the Underwriters, will enter into a Pricing Agreement (the "PRICING AGREEMENT"), the form of which is attached as ANNEX A hereto, which sets forth, among other things, the price to be paid per Share for the Firm Shares and any Additional Shares to be purchased by the several
Underwriters provided they are able to agree on such terms and the other matters set forth therein.

                  Shares shall be sold in the form of registered shares or, at the election of the Underwriters to provide for the preferences of those purchasing from them in the United States and Canada, in the form of American Depositary Shares ("ADSS"), each Share being represented by five such ADSs. The Company will enter into a Deposit Agreement dated the Closing Date (as defined below) (the "DEPOSIT AGREEMENT") among the Company, Bankers Trust Company, as depositary (the "DEPOSITARY") and the holders from time to time of American Depositary Receipts ("ADRS") issued thereunder by the Depositary and evidencing the ADSs. The ADSs and the ADRs will be issued in accordance with the Deposit Agreement. The Shares represented by the ADSs to be delivered on the Closing Date are to be deposited with the Depositary on or prior to such date against the issuance of ADRs evidencing such ADSs.

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 relating to the Shares. The registration statement contains the U.S. prospectus, to be used in connection with the offering and sale of Shares and ADSs in the United States and Canada to United States and Canadian Persons (the "U.S. PROSPECTUS"). In connection with the sale of the shares in Germany, the Company has filed with the Frankfurt Stock Exchange a German language preliminary sales prospectus which was approved (GEBILLIGT) by the Frankfurt Stock Exchange on [__________], 2000 (the "UNVOLLSTANDIGER VERKAUFSPROSPEKT") and published the day thereafter and, prior to the Closing Date intends to publish a German language final sales prospectus (the "VERKAUFSPROSPEKT") which will also serve as the listing prospectus (UNTERNEHMENSBERICHT) relating to the Shares to be offered in Germany. The Unvollstandiger Verkaufsprospekt and the Verkaufsprospekt are hereinafter referred to as the "GERMAN PROSPECTUS". The international prospectus to be used in connection with sales outside of the United States, Canada and Germany (the "INTERNATIONAL PROSPECTUS") is identical to the U.S. Prospectus except for the outside front cover page.

                  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales


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of Shares or ADSs and the German Prospectus are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of common stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 relating to the ADSs has also been filed with the Commission (such registration statement, as amended at the time it becomes effective, including the exhibits thereto, is hereinafter referred to as the "ADS REGISTRATION STATEMENT"). Unless the context otherwise requires, any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such ADS Registration Statement.

                  The Underwriters have agreed to reserve a portion of the Shares (in the form of Shares or ADSs) to be purchased under this Agreement for sale to persons who are associated with the Company or its affiliates (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters." The reservation of the shares for sale to the Participants is referred to in this Agreement as the "DIRECTED SHARE PROGRAM". The Shares (in the form of Shares or ADSs) to be sold pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  The Board of Directors of the Company is authorized pursuant to Article 5 of the articles of association of the Company (the "ARTICLES OF ASSOCIATION") to increase the share capital of the Company within five years from May 28, 1999 through the issuance of additional shares so that the total share capital of the Company would be 55,000,000 shares, or $110,000,000 (the "AUTHORIZED CAPITAL").

                  It is contemplated that the Board of Directors, or a duly authorized committee thereof, by a resolution to be dated the date hereof, will determine to increase the share capital of the Company with respect to the Firm Shares, by $15,000,000, and issue 7,500,000 shares of common stock par value $2 per share with full dividend entitlement for the fiscal year 2000, which shares shall be subscribed for by MSIL, on behalf of the other Underwriters, at a subscription price of $2 per Firm Share (the "SUBSCRIPTION PRICE") pursuant to the terms and conditions of this Agreement. It is further contemplated that the Board of Directors, or a duly authorized committee thereof, by a resolution to be dated on any Option Closing Date (as defined below), will determine to increase the share capital of the Company with respect to the Additional Shares to be sold by Company, by the aggregate Subscription Price for such Additional Shares and issue such Additional Shares with full dividend entitlement for the fiscal year 2000, which shares shall be subscribed for out of the aggregate Share Offer Price of such Shares on the Option Closing Date pursuant to the terms and conditions of this Agreement.

                  1.       REPRESENTATIONS AND WARRANTIES.


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                  (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to and agrees with each of the Underwriters that:

                           (a) At or before the time of the execution of the Pricing Agreement, the Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

                           (b) (i) The Registration Statement, on the date hereof and when it becomes effective, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the German Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with all applicable laws of Germany and all applicable rules and regulations of any competent German government, regulatory or stock exchange authority, (iv) neither the U.S. Prospectus nor the International Prospectus contains or, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the German Prospectus does not contain an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the shares (UNRICHTIGE ODER UNVOLLSTANDIGE ANGABEN, WELCHE FUR DIE BEURTEILUNG DER WERTPAPIERE WESENTLICH SIND), all within the meaning of Section 13 of the German Securities Sales Prospectus Act and Section 45 of the German Stock Exchange Act, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinators expressly for use therein.

                           (c) The Company has been duly incorporated, is validly existing as a societe anonyme under the laws of Luxembourg, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, if applicable, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (d) Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing and, if applicable, in good


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         standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and, if applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, if applicable, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued capital stock or membership interests of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (e) This Agreement has been duly authorized, executed and delivered by the Company.

                           (f) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, liquidation, "GESTION CONTROLEE," "SURSIS DE PAIEMENT," "CONCORDAT" or similar laws affecting creditors' rights generally and general principles of equity and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (g) The Pricing Agreement has been duly authorized by the Company and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the other parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, liquidation, "GESTION CONTROLEE," "SURSIS DE PAIEMENT," "CONCORDAT" or similar laws affecting creditors' rights generally and general principles of equity and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (h) Upon valid issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby, such ADSs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

                           (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus and, except as described


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         in the Prospectus or as otherwise advised to the Underwriters in writing with respect to securities issued after the date of the Prospectus, there are no outstanding securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares of capital stock or any securities that share in the net profits of the Company or are entitled to any proceeds upon liquidation of the Company.

                           (j) The shares of common stock (including the Shares to be sold by Carrier One LLC) outstanding prior to the subscription of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                           (k) The Shares to be sold by the Company and the Warrantholders have been duly authorized and, when issued and delivered against receipt of payment therefor in accordance with this Agreement, will be, validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights; the Company has duly authorized the deposit of Shares to be deposited with the Depositary against issuance of ADRs evidencing ADSs; and, upon payment therefor on the Closing Date, the Shares and the ADSs will be free from any restriction on transfer or subsequent transfer, except as described in the Prospectus or in this Agreement.

                           (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Pricing Agreement and the Deposit Agreement, the deposit of Shares with the Depositary against the issuance of ADRs evidencing ADSs to be delivered pursuant to this Agreement and the issuance and delivery of the Shares pursuant to this Agreement, will not contravene any provision of applicable law (except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or except in so far as indemnity and contribution is limited by applicable law or public policy) or the Articles of Association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Pricing Agreement or the Deposit Agreement, to effect dividend payments on any Shares or for the Depositary to convert such payments, if made other than in U.S. dollars, to U.S. dollars for distribution to holders of ADSs, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs and other than those already obtained from the Frankfurt Stock Exchange and the Nasdaq Stock Market and under the securities laws of The Netherlands, the Securities Act and the Securities



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         Exchange Act of 1934, as amended (the "EXCHANGE ACT") and those as may be required for the listing of the Company's Share Capital on the Neuer Markt segment of the Frankfurt Stock Exchange, assuming compliance by the Underwriters with the provisions of Section 9(ii) hereof.

                           (m) This Agreement, the Pricing Agreement and the Deposit Agreement, and any other document required to be furnished hereunder or thereunder, is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company in Luxembourg without further action on the part of the Underwriters (except that if any such document were to be exhibited before a Luxembourg court or a Luxembourg public authority ("AUTORITE CONSTITUEE"), registration thereof may be ordered, in which case a registration duty would become payable and a translation thereof into French or German may need to be produced); and to ensure the validity, enforceability or admissibility in evidence in Luxembourg of this Agreement, the Pricing Agreement, the Deposit Agreement or any other document required to be furnished hereunder or thereunder, it is not necessary that this Agreement, the Pricing Agreement, the Deposit Agreement or such related document be submitted to, filed, recorded, or registered with any court or other authority in Luxembourg or that any tax, imposition or charge be paid on or in respect of this Agreement, the Pricing Agreement, the Deposit Agreement or such related document with respect to the institution of any judicial proceeding to enforce this Agreement, the Pricing Agreement or the Deposit Agreement in Luxembourg or in order to be able to enforce a foreign judgment with respect thereto in Luxembourg (except that if any such document were to be exhibited before a Luxembourg court or a Luxembourg public authority ("AUTORITE CONSTITUEE"), registration thereof may be ordered, in which case a registration duty would become payable and a translation thereof into French or German may need to be produced).

                           (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as in effect on the date hereof (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                           (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.



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                           (p) Each preliminary prospectus filed as part of the
         Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                           (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (r) The Company and its subsidiaries (i) are in compliance with any and all applicable Luxembourg, foreign and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus as in effect on the date hereof, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus as in effect on the date hereof.

                           (u) The Company and its subsidiaries have good and marketable title


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         in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                           (v) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except as described in the Prospectus; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (w) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                           (x) Except as set forth in the Prospectus, each of the Company and its subsidiaries (i) have paid all fees required by any Luxembourg, U.S. and foreign national, regional or local governmental authorities, all self-regulatory organizations and all courts and tribunals and (ii) have all necessary permits, licenses, authorizations, consents, orders, certificates and approvals of and from, and has made all necessary declarations and filings and has paid all required fees with, all applicable Luxembourg, U.S. federal, state and local, foreign and supranational governmental, administrative and regulatory authorities, self-regulatory organizations and courts and other tribunals to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except in each case under this paragraph (y) to the extent that the failure to pay such fees or to obtain such permits, licenses, authorizations, consents, orders, certificates or approvals or to make such declarations or filings would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; neither the Company nor its subsidiaries has received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents, orders, certificates or approvals, nor is the Company or its subsidiaries in violation of, or in default under, any such permits, licenses, authorizations, consents, orders, certificates or approvals which proceedings, violations and defaults, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (z) Except as described in the Prospectus, no Luxembourg stamp or other issuance or transfer taxes or duties or capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in Luxembourg or any political subdivision or taxing authority thereof or therein in connection with the deposit with the Depositary or its nominee of Shares by the Company against the issuance of the ADRs evidencing ADSs, the purchase by the Underwriters of the Shares (including Shares in the form of ADSs), the sale and delivery by the Underwriters of the Shares or ADSs, the execution and delivery of this Agreement, the Pricing Agreement and the Deposit Agreement, or the consummation of the transactions contemplated hereby and thereby, save that registration may be ordered and a registration duty might become payable if this Agreement, the Pricing Agreement or the Deposit Agreement were to be exhibited before a Luxembourg court or a Luxembourg official authority (AUTORITE CONSTITUEE); although, in practice, such registration is rarely ordered.

                           (aa) The Company and its obligations under this Agreement, the Pricing Agreement and the Deposit Agreement are or will be subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues has any right of immunity under Luxembourg, U.S. federal or New York law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Luxembourg, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Pricing Agreement or the Deposit Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, to the extent permitted by law the Company has waived or will waive such right and has consented or will consent to such relief and enforcement as provided in Section 15 of this Agreement, in Article 4 of the Pricing Agreement and in Section 706 of the Deposit Agreement.

                           (bb) The Company has the power to submit, and pursuant to this Agreement, the Pricing Agreement and the Deposit Agreement, has or will have legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any federal or state court in the State of New York, Borough of Manhattan, The City of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement, the Pricing Agreement and the Deposit Agreement, has or will have legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Pricing Agreement and the Deposit Agreement in any federal or state court in the State of New York, Borough of Manhattan, The City of New York, as provided in Section 15 of this Agreement, in Article 4 of the Pricing Agreement and in Section 706 of the Deposit Agreement.

                           (cc) The financial statements contained in the U.S. Prospectus comply as to form in all material respects with the accounting requirements of the Securities Act and the related published rules and regulations.

                           (dd) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Pricing Agreement or the Deposit Agreement would be declared enforceable against the Company by the courts of Luxembourg without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration, or similar tax or duty, save that registration may be ordered and a registration duty might become payable if this Agreement, the Pricing Agreement or the Deposit Agreement were to be exhibited before a Luxembourg court or a Luxembourg official authority (AUTORITE CONSTITUEE); although, in practice, such registration is rarely ordered. The Company is not aware of any reason why the enforcement in Luxembourg of such a judgment in respect of this Agreement, the Pricing Agreement or the Deposit Agreement would be contrary to public policy in Luxembourg or any political subdivision thereof.

                           (ee) The choice of laws of the State of New York as the governing law of this Agreement, the Pricing Agreement and the Deposit Agreement is a valid and effective choice of law and in an action brought before a court of competent jurisdiction in Luxembourg, the laws of the State of New York would be recognized and applied by such court.

                           (ff) Based upon its current and anticipated composition of income and assets, and its activities (assuming consummation of the offering pursuant to the Prospectus and the use of the net proceeds therefrom as contemplated under the caption entitled "Use of Proceeds" in the Prospectus), the Company does not expect as of the date hereof to be with respect to 2000, and does not expect to become thereafter, a passive foreign investment company as defined in
         Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE") or a "foreign personal holding company" within the meaning of
         Section 552 of the Code.

                           (gg) The Company did not face any material Year 2000 Problem (that is, the computer hardware and software applications used by the Company and its subsidiaries have functioned after December 31, 1999 at least as effectively as they did on or before such date); as a result of a review of its operations to evaluate the extent to which the business or operations of the Company will be effected by the Year 2000 Problem, the Company (i) has no reason to believe, and does not believe, that (1) there are any issues related to the Year 2000 Problem that are of a character required to be described in the Registration Statement or the Prospectus which have not been accurately described in the Registration Statement or Prospectus and (2) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries have addressed the Year 2000 Problem, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (hh) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than rights which have been waived.

                           (ii) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, assuming compliance by the Underwriters with the provisions of Section 9(ii) hereof.

                           (jj) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those which have been obtained or will be obtained prior to the Closing Date, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, assuming compliance by the Underwriters with the provisions of Section 9(ii) hereof.

                           (kk) The Company (1) has not offered or sold and will not offer or sell, directly or indirectly, any Shares to the public in France, and (2) offers and sale of Shares in France will be made in accordance with Article 6 of the Ordinance n*.67-833 dated September 28, 1967, as amended, and Decree n*.98-880 dated October 1, 1998 relating to offers to a limited number of investors and/or qualified investors. In addition, the Company will not distribute or cause to be distributed in France the Prospectus, any preliminary prospectus or any offering material relating to the Shares other than to investors to whom offers and sales of Shares in France may be made as described above, assuming compliance by the Underwriters with the provisions of
         Section 9(ii) hereof.

                           (ll) The Company has not offered, or caused MSIL or any of its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence
         (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                           (mm) C1 Indirect Millennium Sub LLC has been duly organized, is validly existing and in good standing under the laws of Delaware and has the power and authority to own its property. C1 Indirect Millennium Sub LLC has duly authorized the purchase of the New Firm Shares under Section 8 of this Agreement in the event this Agreement is terminated in accordance with its terms. The performance by C1 Indirect Millennium Sub LLC of its obligations under Section 8 of this Agreement will not contravene any provision of applicable law or the Articles of Association of the Company, the limited liability company agreement or other organizational documents of C1 Indirect Millennium Sub LLC or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the purchase of the New Firm Shares by C1 Indirect Millennium Sub LLC under Section 8 of this Agreement.


                  (II) REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling

Shareholder represents and warrants to and agrees with each of the Underwriters that:

                           (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                           (b) The Pricing Agreement has been duly authorized by such Selling Shareholder and, when executed and delivered, will be a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                           (c) If such Selling Shareholder is a Warrantholder, the execution and delivery by such Warrantholder of, and the performance by such Warrantholder of its obligations under, this Agreement, the Pricing Agreement and its Irrevocable Power of Attorney and Custody Agreement (each, a "POWER OF ATTORNEY AND CUSTODY AGREEMENT"), effective as of February 18, 2000 and signed by such Warrantholder and The Chase Manhattan Bank as Custodian (the "CUSTODIAN"), will not contravene any provision of applicable law (except in so far as indemnity and contribution is limited by applicable law and public policy), or any certificate of incorporation, bylaws or other equivalent organizational documents of such Warrantholder, or any agreement or other instrument binding upon such Warrantholder that is material to such Warrantholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Warrantholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Warrantholder of its obligations under this Agreement, the Pricing Agreement or the Power of Attorney and Custody Agreement of such Warrantholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs and other than those already obtained from the Frankfurt Stock Exchange and the Nasdaq Stock Market, and under the securities laws of The Netherlands, the Securities Act, the Exchange Act and those as may be required for the listing of the Company's Share Capital on the Neuer Markt segment of the Frankfurt Stock Exchange.

                           (d) In the case of Carrier One LLC, the execution and delivery by Carrier One LLC of, and the performance by Carrier One LLC of its obligations under, this Agreement and the Pricing Agreement will not contravene any provision of applicable law (except in so far as indemnity and contribution is limited by applicable law and public policy), or any certificate of formation, bylaws, limited liability company agreement or other equivalent organizational documents of Carrier One LLC, or any agreement or other instrument binding upon Carrier One LLC that is material to Carrier One LLC or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Carrier One LLC, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Carrier One LLC of its obligations under this Agreement and the Pricing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs and other than those already obtained from the Frankfurt Stock Exchange and the Nasdaq Stock Market, and under the securities laws of The Netherlands, the Securities Act, the Exchange Act and those as may be required for the listing of the Company's Share Capital on the Neuer Markt segment of the Frankfurt Stock Exchange.

                           (e) If such Selling Shareholder is a Warrantholder, such Warrantholder has placed in custody under its Power of Attorney and Custody Agreement a number of Warrants that will become exercisable, in connection with the Offering, into the Shares to be delivered and sold by such Selling Shareholder under this Agreement.

                           (f) If such Selling Shareholder is a Warrantholder, such Warrantholder has valid title to the Warrants each entitling the holder thereof to purchase the number of shares specified therein; such Warrantholder, immediately prior to the time the Shares to be sold by it are delivered to the Underwriters, will have valid title to the Shares to be sold by such Selling Shareholder and each Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder and such Shares will be duly authorized, validly issued, fully paid and non-assessable.

                           (g) Carrier One LLC has valid title to the Shares to be sold by it and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold by it and such Shares are duly authorized, validly issued, fully paid and non-assessable.

                           (h) If such Selling Shareholder is a Warrantholder, the Power of Attorney and Custody Agreement of such Warrantholder has been duly authorized, executed and delivered by such Warrantholder and is a valid and binding agreement of such Warrantholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                           (i) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and the Pricing Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                           (j) The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                           (k) If such Selling Shareholder is a Warrantholder, the information provided by the Warrantholder in the Instruction and Request was true and correct as of the date on which it was made, and as of the date hereof. The Warrantholder consents to the disclosure of the information provided by it to the extent advisable in connection with the Offering, including the use of such information by the registered holder of the Warrants and the Custodian, and the registered holder and the Custodian shall be deemed to be third-party beneficiaries of this provision. Except as disclosed in the prospectus, within the past three years the Warrantholder has held no position or office or had any other material relationship with the Company.

                           (l) (i) The Registration Statement, on the date hereof and when it becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the German Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with all applicable laws of Germany and all applicable rules and regulations of any competent German government, regulatory or stock exchange authority, (iv) neither the U.S. Prospectus nor the International Prospectus contains or, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the German Prospectus does not contain an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the shares (UNRICHTIGE ODER UNVOLLSTANDIGE ANGABEN, WELCHE FUR DIE BEURTEILUNG DER WERTPAPIERE WESENTLICH SIND), all within the meaning of Section 13 of the German Securities Sales Prospectus Act and Section 45 of the German Stock Exchange Act, except that the representations and warranties set forth in this paragraph 1(II)(l) apply only to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Selling Shareholder or any shareholder, general partner or limited partner or member of the Selling Shareholder, as the case may be, or any other person holding a direct or indirect equity interest in the Selling Shareholder and furnished to the Company or the Custodian in writing by such Selling Shareholder, in the case of each Warrantholder, for use therein and, in the case of Carrier One LLC, specifically for use therein.

                  2. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at the Share Offer Price (as defined below) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and each of the Selling Shareholders agrees to sell to the several Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to an aggregate of 1,406,250 Additional Shares at the Share Offer Price. If MSIL, after consultation with SBIL, elects to exercise such option on behalf of the Underwriters, MSIL shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the Closing Date, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (the "OPTION CLOSING DATE"). Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase (a) first the number of Additional Shares to be purchased from the Company (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares, and (b) then the number of remaining Additional Shares to be purchased from the Selling Shareholders (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the total number of remaining Additional Shares to be purchased from the Selling Shareholders as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  Each Seller hereby agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its common stock or any securities convertible into or exercisable or exchangeable for its common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) transfers of shares of common stock or other securities by any person other than the Company to the Company or any of its subsidiaries pursuant to any purchase rights under the Company's share purchase and share option plans, (E) the issuance by the Company of shares of its common stock to employees of the Company or its subsidiaries, or to subsidiaries of the Company, pursuant to its existing share purchase plans described in the Prospectus and (F) the grant of options to purchase shares of its common stock pursuant to its share option plan. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, which consent is hereby given for any action taken in connection with its rights and obligations under the warrants registration rights agreement among the Company and The Chase Manhattan Bank, as Warrant Agent.

                  Notwithstanding the foregoing, in connection with transfers by any Selling Shareholder, (A)(i) gifts and transfers by will or intestacy or (ii) transfers to (A) the Selling Shareholder's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the Selling Shareholder and/or members of the Selling Shareholder's immediate family, shall not be prohibited by this agreement; PROVIDED that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the Selling Shareholder and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction of Form 4 under the Exchange Act. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

                  With respect to all or any portion of the shares to be acquired for offer and sale in the United States or Canada to United States or Canadian Persons, the Underwriters may elect to have Shares in the form of ADSs delivered by the Company through the Depositary and to pay the ADS Offer Price (as defined below) therefor, in lieu of and in satisfaction of the Company's obligation to deliver such Shares and the obligation of such Underwriters to pay the Share Offer Price for such Shares. Notice of such election shall be given by the Global Coordinators by 12:00 p.m. Frankfurt time, one business day prior to the Closing Date or the Option Closing Date, as the case may be (the "NOTIFICATION TIME").

                  3. TERMS OF OFFERINGS. The Sellers are advised by you that the Underwriters propose to make a public offering in Germany and the United States and private placements outside Germany and the United States of their respective portions of the Shares and the ADSs as soon after the Registration Statement has become effective (and, with respect to the public offering in Germany, after the availability of the UNVOLLSTANDIGER VERKAUFSPROSPEKT has been published) as in your judgment is advisable. The price at which the Shares are to be initially offered (the "SHARE OFFER PRICE"), and the price at which the ADSs are to be initially offered (the "ADS OFFER PRICE") will be determined in accordance with the terms of the Pricing Agreement as mutually agreed by the parties thereto. In addition, the Sellers are advised by you that the Shares are to be offered to certain dealers selected by you at a price that represents a concession under the Share Offer Price or ADS Offer Price, to any Underwriter or to certain other dealers, and that any Underwriter may allow, and such dealers may reallow, a concession, each as set forth in the Pricing Agreement. The Company shall also pay to the Global Coordinators on behalf of the German listing consortium (BORSENEINFUHRUNGSKONSORTIUM) a listing fee (BORSENEINFUHRUNGSPROVISION) of 1% of the entire nominal share capital which is to be admitted for trading to the Frankfurt Stock Exchange, Neuer Markt segment. Any Spread (as defined below) as well as the listing fee, not otherwise deducted from the aggregate Share Offer Price or ADS Offer Price to be paid to the Company or any Selling Shareholders, shall be paid by the Company or by the Selling Shareholders, on a pro rata basis in proportion to the number of Shares being sold by each Selling Shareholder, upon demand to the Global Coordinators.

                  4. SUBSCRIPTION FOR NEW FIRM SHARES. (a) In accordance with the provisions of this Section 4, MSIL shall (i) subscribe for 7,500,000 Firm Shares to be issued by the Company on the date hereof (the "NEW FIRM SHARES") at the Subscription Price and (ii) pay to the Company the Subscription Price for each of the subscribed New Firm Shares for the purpose of effecting the capital increase on the date hereof.

                           (b) For the purpose of effecting the capital increase and the issuance of such New Firm Shares, the Underwriters authorize MSIL to subscribe for New Firm Shares to be allocated to such Underwriters, together with New Firm Shares to be allocated to MSIL for its own account, at the Subscription Price per New Firm Share pursuant to the conditions below, and to make available to the Company the full amount of the Subscription Price for the New Firm Shares as specified above. MSIL shall act in its own name and on its own account with respect to that number of New Firm Shares to be issued by the Company set forth across from the name of MSIL on Schedule I attached hereto, and, to the extent that MSIL subscribes for New Firm Shares on behalf of the other Underwriters, MSIL shall not act in its own name but in its capacity as agent of the other Underwriters. MSIL shall not be liable for the performance of the obligations of the other Underwriters.

                           (c) MSIL shall subscribe for the number of New Firm Shares set forth above by delivering to the Company a subscription certificate substantially in the form as set out in Annex B ("SUBSCRIPTION CERTIFICATE") simultaneously with the execution of this Agreement. The Subscription Certificate will expire, in accordance with its terms, on the date of this Agreement, 11:00 a.m. Frankfurt time in the event that the increase of the Company's capital represented by the New Firm Shares, as evidenced by a certified copy of resolutions (the "RESOLUTIONS") of the Board of Directors of the Company or a duly authorized committee thereof authorizing such capital increase, has not been effected before that time. For value on the date hereof, MSIL shall simultaneously effect payment of the aggregate Subscription Price of the New Firm Shares for which it has subscribed to a special account at Morgan Stanley & Co. Incorporated (the "CAPITAL INCREASE ACCOUNT"), such account to be non-interest bearing and free of charges.

                           (d) If the increase of the Company's share capital in an amount equal to the aggregate par value of the New Firm Shares has not been duly authorized by 11:00 a.m. Frankfurt time, on the date of this Agreement, the Subscription Certificate for the New Firm Shares shall expire and the Company hereby authorizes MSIL to immediately transfer, in same day funds, the aggregate Subscription Price from the Capital Increase Account to an account specified by MSIL. In such event, MSIL and the Company may agree that MSIL shall submit a new Subscription Certificate for the New Firm Shares subscribed pursuant to
         Section 4 (to expire in accordance with its terms on a date to be determined by MSIL) and effect a new credit for the aggregate Subscription Price for such New Firm Shares to the Capital Increase Account. If MSIL and the Company have not agreed on the submission of a new Subscription Certificate for such New Firm Shares on or prior to the second day following the date of the Agreement, all obligations of MSIL to subscribe for, and all obligations of the Underwriters to purchase, the New Firm Shares shall terminate.

                           (e) Upon passing by the Company of the Resolutions, the Company will deliver the Global Share Certificates to MSIL who will deliver the Global Share Certificates to Clearstream Banking AG, Frankfurt am Main ("CLEARSTREAM, FRANKFURT").

                           (f) Notwithstanding any other provision in this Agreement relating to the subscription for Firm Shares, Firm Shares may be subscribed for by Morgan Stanley Bank AG or Morgan Stanley & Co. Incorporated in full satisfaction of the obligation of MSIL to subscribe for such Firm Shares. If and to the extent that Firm Shares have been subscribed for by Morgan Stanley Bank AG or Morgan Stanley & Co. Incorporated, each reference in this Agreement to MSIL in its capacity as subscriber for such Firm Shares shall constitute a reference to Morgan Stanley Bank AG or Morgan Stanley & Co. Incorporated, as applicable.

                  5. PAYMENT AND DELIVERY. (a) (i) MSIL shall surrender the New Firm Shares subscribed for and received on behalf of the Underwriters (other than MSIL) against payment of the Share Offer Price or, in the case of shares to be delivered in the form of ADSs, the ADS Offer Price, to an account to be specified by MSIL. Except as otherwise provided for in the Agreement Among Underwriters dated the date hereof among the Global Coordinators and the other Underwriters (the "AGREEMENT AMONG UNDERWRITERS"), each of the Underwriters (except for MSIL) shall accept from MSIL (and MSIL shall retain) the New Firm Shares sold by the Company up to the number set forth in Schedule I opposite the name of such Underwriter.

                                    (ii) Subject to receipt by MSIL of such
                  amounts from the several Underwriters, MSIL shall cause payment to the Company on behalf of the several Underwriters in satisfaction of their obligation to purchase the New Firm Shares or Additional Shares to be sold by the Company hereunder, of an amount equal to the aggregate number of such Firm Shares or Additional Shares sold by the Company hereunder multiplied by the Share Offer Price or, in the case of any Shares to be delivered in the form of ADSs, the aggregate number of such ADSs multiplied by the ADS Offer Price, less the aggregate Subscription Price for such Firm Shares and the aggregate amount of the gross spread, as set forth in the Pricing Agreement (the "SPREAD"), in respect of such Firm Shares or Additional Shares. Any such payment shall be made on [__________], 2000, or on such other date as shall be agreed by the Company and the Global Coordinators (the date of such payment hereinafter being referred to as the "CLOSING DATE") or the Option Closing Date, as the case may be, in immediately available funds, to the Capital Increase Account, with respect to the Shares delivered to purchasers in the form of Shares, in Euro and, with respect to Shares delivered in the form of ADSs, in U.S. dollars.

                                    (iii) In the absence of instruction by the
                  Company to the contrary, MSIL shall promptly thereafter transfer the complete balance in the Capital Increase Account to an account of the Company at [Name of Company Bank].

                           (b) (i) Subject to receipt by MSIL of such amounts from the other Underwriters, MSIL shall cause payment to the Custodian on behalf of the Warrantholders on behalf of the several Underwriters in satisfaction of their obligation to purchase the Firm Shares or Additional Shares from the Warrantholders hereunder, of an amount equal to the number of Firm Shares or Additional Shares multiplied by the Share Offer Price or, in the case of any Shares to be delivered in the form of ADSs, the aggregate number of such ADSs multiplied by the ADS Offer Price less the aggregate Spread in respect of such Shares. Any such payment shall be made on the Closing Date or the Option Closing Date, as the case may be, in immediately available funds to the Custodian on behalf of the Warrantholders as shall have been specified in writing to the Global Coordinators not later than two business days before the Closing Date or the Option Closing Date, as the case may be, with respect to Shares delivered to purchasers in the form of Shares, in Euro, and, with respect to Shares delivered in the form of ADSs, in U.S. dollars.

                                    (ii) Subject to receipt by MSIL of such
                  amounts from the other Underwriters, MSIL shall cause payment to Carrier One LLC on behalf of the several Underwriters in satisfaction of their obligation to purchase the Firm Shares or Additional Shares from Carrier One LLC hereunder, of an amount equal to the number of Firm Shares or Additional Shares multiplied by the Share Offer Price or, in the case of any Shares to be delivered in the form of ADSs, the aggregate number of such ADSs multiplied by the ADS Offer Price less the aggregate Spread in respect of such Shares. Any such payment shall be made on the Closing Date or the Option Closing Date, as the case may be, in immediately available funds to an account or accounts of Carrier One LLC as shall have been specified in writing to the Global Coordinators not later than two business days before the Closing Date or the Option Closing Date, as the case may be, with respect to Shares delivered to purchasers in the form of Shares, in Euro, and, with respect to Shares delivered in the form of ADSs, in U.S. dollars.

                           (c) All Shares to be delivered pursuant to this Agreement at the Closing Date or the Option Closing Date shall be delivered to the several Underwriters, against payment of the Share Offer Price, by MSIL or the Global Coordinators, as the case may be, by book entry transfer in Clearstream, Frankfurt to (i) deposit accounts at Clearstream Frankfurt as specified by the Global Coordinators, (ii) an account specified by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and (iii) an account specified by Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG"), in each case, in such amount as the Global Coordinators may designate.

                           (d) It is understood and agreed by the parties hereto that no delivery of Shares or ADSs to be purchased and sold under this Agreement at the Closing Date or at the Option Closing Date, as the case may be, shall be effective until the Global Coordinators have been furnished on the Closing Date or at the Option Closing Date, as the case may be, with evidence reasonably satisfactory to the Global Coordinators of the execution in favor of, or at the direction of, the Underwriters of all book-entry transfers of Shares and ADSs to be made in favor of, or at the direction of them on such date.

                  6. CONDITIONS TO MSIL'S OBLIGATION TO DELIVER A SUBSCRIPTION CERTIFICATE FOR NEW FIRM SHARES. The obligation of MSIL to deliver a Subscription Certificate for the New Firm Shares to be issued by the Company is subject to the condition that, at and as of the time the Subscription Certificate for such New Firm Shares are signed by MSIL and delivered to the Company (the "SUBSCRIPTION TIME"):

                           (a) Subsequent to the signing of this Agreement and prior to the delivery of the Subscription Certificate, there shall not have occurred
         (i) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as in effect at the date of this Agreement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of MSIL, after consultation with SBIL, is material and adverse and that makes it, in its judgment, impracticable to market the Shares and ADSs on the terms and in the manner contemplated in the Prospectus, and (ii) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                           (b) The Company shall have performed all of its obligations hereunder theretofore to be performed.

                           (c) MSIL shall have received certified copies of the Board of Directors' resolutions resolving to issue and sell the New Firm Shares to be sold by the Company.

                           (d) MSIL shall have received an opinion of Bonn & Schmitt, Luxembourg counsel for the Company, dated the date hereof, covering the matters described in ANNEX C.

                           (e) MSIL shall have received an opinion of Debevoise & Plimpton, Special New York counsel for the Company, dated the date hereof, covering the matters described in ANNEX D.

                           (f) MSIL shall have received an opinion of the General Counsel of the Carrier1 International GmbH, a wholly-owned subsidiary of the Company, dated the date hereof, covering the matters described in ANNEX E.

                           (g) MSIL shall have received an opinion of Elvinger, Hoss & Prussen, special Luxembourg counsel for the Underwriters, dated the date hereof, covering the matters described in ANNEX F.

                           (h) MSIL shall have received the comfort letter, dated the date of the UNVOLLSTANDIGER VERKAUFSPROSPEKT, referred to in
         Section 7(i) hereof.

                           (i) None of the events specified in Section 13, clauses (a)(i) through (a)(iv), shall have occurred.

                  7. CONDITIONS TO PAYMENT. The several obligations of the Underwriters hereunder (except for the subscription and payment obligations pursuant to Section 4 and Section 8 and the covenants in Section 9) shall be subject to the conditions that prior to 9:00 a.m. Frankfurt time on the Closing Date, unless otherwise specified below:

                           (a) (i) The Company shall have delivered to the Global Coordinators in accordance with Section 4(e), duly executed Global Share Certificates evidencing the New Firm Shares and a certified copy of the Resolutions (ii) at or before the time the Pricing Agreement is executed, (x) the Warrants shall have been exercised and the underlying Shares shall have been issued by the Company, as evidenced by certified resolutions of the Board of Directors of the Company or a duly authorized committee thereof, a copy of which has been provided to the Global Coordinators, authorizing an increase in the Company's share capital in an amount equal to the aggregate exercise price of the Warrants, which resolution may be included with the Resolutions referred to above and (y) evidence that such shares have been reflected in the Company's share registry, (iii) the Warrantholders and the Company shall have delivered to the Global Coordinators a Global Share Certificate evidencing the Firm Shares to be sold by the Warrantholders, and (iv) Carrier One LLC and the Company shall have delivered to the Global Coordinators a Global Share Certificate evidencing the Firm Shares to be sold by Carrier One LLC, which may be included in the Global Share Certificate delivered pursuant to clause (i) above.

                           (b) At or before the time the Pricing Agreement is executed, the Registration Statement shall have become effective.

                           (c) The Pricing Agreement shall have been duly executed by the Company, the Selling Shareholders (including the necessary approval of the Share Offer Price by the Company's Board of Directors or a duly authorized committee thereof) and the Global Coordinators on behalf of the Underwriters; prior to entering into the Pricing Agreement the Global Coordinators shall have received the certificates, letters and resolutions referred to in paragraphs (a),
         (e), (h)(iii), (i), (k) and (n) of this Section in no event shall the Global Coordinators be obliged to enter into the Pricing Agreement if an event referred to in paragraph (d) below or Section 13, clauses a(i) through a(iv) has occurred.

                           (d) Subsequent to the execution and delivery of this Agreement and prior to the time of payment on the Closing Date:

                                    (i) there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                                    (ii) there shall not have occurred any
                  change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of MSIL, after consultation with SBIL, is material and adverse and that makes it, in its judgment, impracticable to market the Shares and ADSs on the terms and in the manner contemplated in the Prospectus.

                           (e) The Underwriters shall have received both (i) immediately prior to entering in to the Pricing Agreement and (ii) on the Closing Date, a certificate dated the date of the Pricing Agreement or the Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 7(d)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement and the Pricing Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                           (f) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

                           (g) The Underwriters shall have received on the Closing Date (i) an opinion of Bonn & Schmitt, Luxembourg counsel to the Company, substantially in the form set forth in EXHIBIT B, (ii) an opinion of Debevoise & Plimpton, special New York counsel for the Company, dated the Closing Date, to the effect set forth in EXHIBIT C,
         (iii) an opinion of the General Counsel of the Carrier1 International GmbH, a wholly-owned subsidiary of the Company, to the effect set forth in EXHIBIT D, (iv) opinions of local counsel in Germany, the United Kingdom, The Netherlands, France and Sweden to the effect set forth in EXHIBIT E, (v) opinion or opinions of counsel for Carrier One LLC to the effect set forth in EXHIBIT F and (vi) opinions of counsel for the Selling Shareholders that have requested inclusion of more than 50,000 Shares, prior to any cutback, as shall be satisfactory to the Global Coordinators, covering the applicable matters described in EXHIBIT I. Such opinions shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

                           (h) The Underwriters shall have received on the Closing Date (i) an opinion of Shearman & Sterling, United States counsel for the Underwriters, (ii) an opinion of De Bandt, van Hecke, Lagae & Loesch, Luxembourg counsel for the Underwriters, and (iii) an opinion of Shearman & Sterling, German counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Global Coordinators and (iv) an opinion of Elvinger, Hoss & Prussen, special Luxembourg counsel to the Underwriters, substantially in the form set forth in EXHIBIT G.

                           (i) The Underwriters shall have received, on each of the date hereof, the date of the Pricing Agreement, and the Closing Date, a letter dated the date of the UNVOLLSTANDIGER VERKAUFSPROSPEKT, the date of the Pricing Agreement and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, from Deloitte & Touche Experta AG, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date of the Pricing Agreement.

                           (j) The Underwriters shall have receive on the Closing Date an opinion of Ziegler, Ziegler & Altman, counsel for the Depositary, dated the Closing Date, covering the matters described in EXHIBIT H hereto.

                           (k) The "lock-up" agreements, each substantially in the form of EXHIBIT A hereto, executed by the shareholders, officers and directors of the Company listed on EXHIBIT A-2 hereto, relating to sales and certain other dispositions of common stock or certain other securities, shall have been delivered to you on or before the date hereof.

                           (l) The ADSs shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance, and the then existing share capital of the Company shall have been approved for listing on the Neuer Markt segment of the Frankfurt Stock Exchange.

                           (m) The representations and warranties of each Selling Shareholder contained in this Agreement and the Pricing Agreement shall be true and correct as of the date of the Pricing Agreement and the Closing Date and each Selling Shareholder shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The

         Underwriters shall have received both (i) immediately prior to entering into the Pricing Agreement and (ii) on the Closing Date, certificates dated the Closing Date and signed by the Selling Shareholders or by their attorneys-in-fact to the effect set forth above.

                           (n) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  MSIL, after consultation with SBIL, may waive any of the foregoing conditions in its discretion. If any of the foregoing conditions has not occurred on the Closing Date and MSIL shall not have waived such condition pursuant to the preceding sentence, MSIL, after consultation with SBIL, may terminate this Agreement and the provisions set out in Section 8 shall apply.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Global Coordinators on the Option Closing Date of a Global Share Certificate evidencing the Additional Shares to be sold by each of the Company and the Selling Shareholders, or evidence otherwise satisfactory to the Global Coordinators that such shares have been included in the Global Share Certificates referred to in paragraph (a) above, and such documents as they may reasonably request in connection with the issuance of the Additional Shares, which shall be in substantially similar scope and substance to the documents delivered at the Closing Date, including without limitation opinions of counsel.

                  8. CONSEQUENCES OF TERMINATION. If this Agreement has been terminated for any reason after the delivery of the Subscription Certificate and the passing by the Board of Directors of the Company of the Resolutions, then, as soon as practicable but in any event within 30 days after the date of such termination, the Company shall have the right to require that the Underwriters sell such Firm Shares to the Company, a subsidiary of the Company or to a purchaser designated in writing by the Company, and the Underwriters agree to sell such Firm Shares to the Company, such subsidiary or such purchaser and shall have the right to require the Company or C1 Indirect Millennium Sub LLC to repurchase such New Firm Shares, at a price equal to the aggregate Subscription Price paid for such shares plus (a) any financing costs incurred by the Underwriters in connection with the funding of Capital Increase Account in the period from subscription through the date of such sale and (b) expenses pursuant to Section 10 below.

                  MSIL shall act in its own name and on its own account with respect to that number of New Firm Shares subscribed by it set forth across from the name of MSIL on Schedule I attached hereto, and, to the extent that MSIL subscribes for New Firm Shares on behalf of the other Underwriters, MSIL shall not act in its own name but in its capacity as agent of the other Underwriters. MSIL shall not be liable for the performance of the obligations of the other Underwriters.

                  9. COVENANTS. (i) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                           (a) To furnish to you, without charge, [seven] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 9(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                           (c) If, (i) during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer or (ii) at any time within six months following the completion of the offer and sale of the Shares by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Frankfurt Stock Exchange, publish and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares or ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                           (d) To endeavor to qualify the Shares for offer and sale under the U.S. state securities or Blue Sky laws of such jurisdictions as you shall reasonably request, applicable laws of Germany, The Netherlands, Japan and of such other jurisdictions as otherwise reasonably requested by you as a result of a change in law occurring after the date hereof and prior to the Closing Date or Option Closing Date; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                           (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and to generally comply with the reporting requirements of the Neuer Markt segment of the Frankfurt Stock Exchange.

                           (f) To comply with the undertakings set forth in the Prospectus under the heading "Taxation--Certain United States Federal Income Tax Considerations."

                           (g) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

                           (h) To comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, assuming compliance by the Underwriters with the provisions of Section 9(ii) hereof.

                           (i) To have the Firm Shares and any Additional Shares which are sold by the Company and the Warrantholders pursuant to the terms of this Agreement and the Pricing Agreement duly recorded on a notarial deed as promptly as practicable following the date which is the earlier of (i) 40 days after the Closing Date and (ii) the date on which all the Additional Shares have been sold to the Underwriters pursuant to this Agreement.

                           (j) Without the prior consent of the Global
         Coordinators not to, and to use its best efforts to ensure that none of its subsidiaries will, make any press or public announcement or public comment, other than in the ordinary course of business, intended to be published in the press concerning the Company or any of its subsidiaries (or concerning the offering of the Shares and the ADSs in Germany or elsewhere after the execution of this Agreement and prior to 30 days after the Closing Date (unless the Company is obligated to make such announcement pursuant to applicable laws or rules of the Frankfurt Stock Exchange or the Commission or the NASD or any other competent regulatory body, in which event the Company prior to the release thereof will consult with the Global Coordinators as to the text of any such announcement).

                           (k) To advise the Global Coordinators on behalf of the Underwriters promptly after it receives notice thereof, of any communications received by the Company from the Frankfurt Stock Exchange or the Nasdaq Stock Market and to furnish the Global Coordinators copies of any such written communications.

                           (l) To use its best efforts to have the Shares approved for listing on the Neuer Markt segment of the Frankfurt Stock Exchange and the ADSs approved for quotation on the Nasdaq National Market.

                  (ii) Each Underwriter, jointly and severally, represents, warrants and covenants with the Company as follows:

                           (a) Each Underwriter understands that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the Prospectus, in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States and Germany. Each Underwriter represents, warrants and agrees that it has complied with and will comply with all applicable laws and regulations, and has made or obtained and will make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares or distributes a prospectus or any offering or publicity materials (including, without limitation, any applicable requirements relating to the delivery of the International Prospectus, in preliminary or final form). Each Underwriter further represents, warrants and agrees that it has not made and will not make any offer, sale or delivery of Shares that would require the Company to make any filings or obtain any consents to comply with applicable laws of any jurisdiction other than the United States, Germany, The Netherlands and Japan and any other jurisdiction as agreed to between the Company and the Global Coordinators pursuant to Section 9(i)(d) hereof.

                           (b) Each Underwriter represents, warrants and agrees that (1) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment

         Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                           (c) Each Underwriter represents, warrants and agrees that it has not offered or sold, and agrees not to offer or sell, in The Netherlands or to or for the account of any resident or legal entity thereof, any of the Shares, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which include banks, brokers, dealers, insurance companies, pension funds and other institutional investors, and commercial enterprises which regularly, as an ancillary activity, invest in securities.

                           (d) Each Underwriter represents, warrants and agrees that (1) it has not offered or sold and will not offer or sell, directly or indirectly, any Shares to the public in France, and (2) offers and sale of Shares in France will be made in accordance with
         Article 6 of the Ordinance nDEG.67-833 dated September 28, 1967, as amended, and Decree nDEG.98-880 dated October 1, 1998 relating to offers to a limited number of investors and/or qualified investors. In addition, each Underwriter agrees it will not distribute or cause to be distributed in France the Prospectus, any preliminary prospectus or any offering material relating to the Shares other than to investors to whom offers and sales of Shares in France may be made as described above.

                           (e) Each Underwriter represents, warrants and agrees that (1) the sale of the Shares in the Republic of Italy shall be effected in accordance with all Italian securities, tax and other applicable laws and regulations, and (2) it will not offer, sell or deliver any shares or distribute copies of this prospectus or any other document relating to the shares in the Republic of Italy unless such offer, sale or deliver of the shares or distribution of copies of this prospectus or any other document relating to the shares in the Republic of Italy is (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 ("DECREE NO. 385"), Legislative Decree No. 58 of 24 February 1998, COMMISSIONE NAZIONALE PER LE SOCIETA E LA BORSA ("CONSOB") Regulation No. 11971 of 14 May 1999 and any other applicable laws and regulations,
         (b) in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities in Italy is subject prior to notification to the Bank of Italy, unless an exemption applies, and (c) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy or any other Italian regulatory authority.

                           (f) Each Underwriter represents, warrants and agrees that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law. Each Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

                           (g) Each underwriter represents, warrants and agrees that (i) it is aware of the fact that, prior to the approval of the Frankfurt Stock Exchange, no sales prospectus in Germany has been and will be published in connection with the sale of the shares to investors in Germany and (ii) it has complied and will comply with the German Securities Prospectus Act (WERTPAPIER-VERTAUFSPROSPEKTGESETZ) and the restrictions set forth therein applying to the offer and sale to German investors of securities for which no sales prospectus has been published.

                  10. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and Selling Shareholders' counsel in connection with the registration and delivery of the Shares and ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares and ADSs under state securities laws and all expenses in connection with the qualification of the Shares and ADSs for offer and sale under state securities laws as provided in Section 9(i)(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and ADSs by the National Association of Securities Dealers, Inc. (v) all costs and expenses incident to quotation of the ADSs on the Nasdaq National Market and the listing of the then existing Share Capital of the Company on the Neuer Markt segment of the Frankfurt Stock Exchange, (vi) the cost of printing certificates representing the Shares and ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares and ADSs, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show,(ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other similar taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled "Indemnity and Contribution," and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares or ADSs by them and any advertising expenses connected with any offers they may make.

                  11. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, Morgan Stanley Bank AG, Salomon Brothers AG and each other member of the German listing consortium that is not an Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares or ADSs, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares or ADSs to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section

9(i)(a) hereof.


                           (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to such Selling Shareholder or any shareholder, general partner or limited partner or member of the Selling Shareholder, as the case may be, or any other person holding a direct or indirect equity interest in the Selling Shareholder, furnished to the Company in writing on behalf of the Selling Shareholder expressly for use therein.

                           (c) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
         Section 15 of the Securities Act, Section 20 of the Exchange Act or
         Section 17 of the German Stock Corporation Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to such Selling Shareholder or any shareholder, general partner or limited partner or member of the Selling Shareholder, as the case may be, or any other person holding a direct or indirect equity interest in the Selling Shareholder, furnished to the Company in writing on behalf of the Selling Shareholder expressly for use therein.

                           (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act and each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act to the same extent as the foregoing indemnity from the Company or such Selling Shareholder to such Underwriter (including any legal or other expenses reasonably incurred by the Company in connection with defending or investigating any such actions or claim), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                           (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 11(a), 11(b), 11(c) or 11(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Carrier One LLC and for all Selling Shareholders and all persons, if any, who control Carrier One LLC or any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by MSIL. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for Carrier One LLC, and such directors, officers and control persons of Carrier
         One LLC, such firm shall be designated in writing by Carrier One LLC. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the foregoing paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such request is reasonable and made in good faith and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                           (f) To the extent the indemnification provided for in Sections 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the

         Shares and ADSs or (ii) if the allocation provided by Section 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in
         Section 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares and ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares and ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Offering Price of the Shares and ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares and ADSs they have purchased hereunder, and not joint.

                           (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares or ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or ADSs.

                  12. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless MSIL and its affiliates and each person, if any, who controls MSIL or any of its affiliates within the meaning of either
Section 15 of the Securities Act, Section 20 of the Exchange Act or Section 17 of the German Stock Corporation Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any other the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley

         Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by MSIL. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of MSIL, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement (i) includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Morgan Stanley Entity.

                  (c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in
         Section 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Share Offer Price. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by PRO RATA allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
         Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

                  (e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

                  13. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Frankfurt Stock Exchange, New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in Frankfurt, London or New York shall have been declared by authorities in Germany, the United Kingdom or the United States or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of MSIL after consultation with SBIL, is material and adverse and (b) in the case of any of the events specified in clauses 13(a)(i) through 13(a)(iv), such event, singly or together with any other such event, makes it, in MSIL's judgment after consultation with SBIL, impracticable to market the Shares or ADSs on the terms and in the manner contemplated in the Prospectus.

                  14. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares (including Shares in the form of ADSs) that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  15. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company irrevocably agrees that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or relating to this Agreement and the transactions contemplated hereby and thereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

                  The Company (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (together with any successor, the "AUTHORIZED AGENT"), as its authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 15 and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company (mailed or delivered to Carrier 1 International S.A., c/o Carrier1 International GmbH, at Militarstrasse 36, CH-8004, Zurich, Switzerland,
Attention: General Counsel), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Shares shall be outstanding.

                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures MSIL could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent on the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

                  16. NOTICES. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriters, Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London E14 4QA England, attention:
[____________________], facsimile number [__________] and, if sent to the
Company, to Carrier 1 International S.A., c/o Carrier1 International GmbH, Militarstrasse 36, CH-8004, Zurich, Switzerland, Attention: General Counsel, facsimile number 011-41-1-297-2601.

                  17. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  19. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       CARRIER 1 INTERNATIONAL S.A.

                                       By:_______________________
                                            Name:
                                            Title:


                                       CARRIER ONE, LLC

                                       By:_______________________
                                            Name:
                                            Title:

                                       The Selling Shareholders other than
                                       Carrier One LLC named in Schedule II
                                       hereto, acting severally

                                       By:_______________________
                                          Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

Morgan Stanley & Co. International Limited


By: ____________________________
      Name:
      Title:


Salomon Brothers International Limited


By: ____________________________
      Name:
      Title:

                                                                      SCHEDULE I

                                                                              NUMBER OF FIRM
                                                                                  SHARES
                          UNDERWRITER                                        TO BE PURCHASED
                          -----------                                       -----------------
Morgan Stanley & Co. International Limited.....................
Salomon Brothers International Limited.........................
Bear, Stearns International Limited............................
Merrill Lynch International....................................
UBS AG, acting through its division
   Warburg Dillon Read.........................................
Commerzbank Aktiengesellschaft.................................
  Total........................................................                 9,375,000

                                                                     SCHEDULE II

                              SELLING SHAREHOLDERS

                                                                  NUMBER OF FIRM             NUMBER OF ADDITIONAL
                   SELLING SHAREHOLDERS                         SHARES TO BE SOLD             SHARES TO BE SOLD
                   --------------------                         -----------------            --------------------
Carrier One, LLC
[NAMES OF SELLING
SHAREHOLDERS]

                                                                         ANNEX A

                            FORM OF PRICING AGREEMENT

PRICING AGREEMENT dated [__________], 2000

among

(1) CARRIER 1 INTERNATIONAL S.A. (the "COMPANY"),

(2) CARRIER ONE, LLC and each of the other selling shareholders listed on
Schedule II to the Underwriting Agreement referred to below (each a "SELLING SHAREHOLDER" and together the "SELLING SHAREHOLDERS"), and

(3) MORGAN STANLEY & CO. INTERNATIONAL LIMITED and SALOMON BROTHERS INTERNATIONAL LIMITED (each a "GLOBAL COORDINATOR" and together the "GLOBAL COORDINATORS"), acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement.

RECITAL

         The Company, the Selling Shareholders and the Underwriters have agreed, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [__________], 2000 (the "UNDERWRITING AGREEMENT"), between the Company and Selling Shareholders on the one hand and the Global Coordinators and the other Underwriters on the other hand, that the Company will issue and sell and the Selling Shareholders will sell to the Underwriters, and the Underwriters, severally and not jointly, will purchase from the Company and the Selling Shareholders, the Firm Shares. The parties hereto desire to establish herein the Share Offer Price and the ADS Offer Price to be paid by the Underwriters for the Firm Shares pursuant to Section 3 of the Underwriting Agreement.

ARTICLE 1 - DEFINITIONS

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

ARTICLE 2 - PURCHASE AND SALE; OFFER PRICE

         The parties hereto agree that the Share Offer Price shall be Euro [_____] per Share and the ADS Offer Price shall be $[______] per ADS. Underwriting commissions, discounts and fees shall be as set forth on Schedule A hereto.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

         (a) The Company represents and warrants to each of the Underwriters that the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) Each of the Company and the Selling Shareholders represents and warrants with respect to each of them to each of the Underwriters that the representations and warranties set forth in Section 1 of the Underwriting Agreement with respect to each of them are accurate as though expressly made at and as of the date hereof.

         (c) Each of the Underwriters represents and warrants with respect to each of them to each of the Company and the Selling Shareholders that its representations and warranties set forth in Section 9(ii) of the Underwriting Agreement with respect to each of them are accurate as though expressly made at and as of the date hereof.

ARTICLE 4 - SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE

         The Company irrevocably agrees that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or relating to this Agreement and the transactions contemplated hereby and thereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

         The Company (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (together with any successor, the "AUTHORIZED AGENT"), as its authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Article 4 and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company (mailed or delivered to Carrier 1 International S.A., c/o Carrier1 International GmbH, at Militarstrasse 36, CH-8004, Zurich, Switzerland, Attention: General Counsel), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Shares shall be outstanding.

                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures MSIL could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent on the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

ARTICLE 5 - APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

CARRIER 1 INTERNATIONAL S.A.


By:  ____________________________
       Name:
       Title:


CARRIER ONE, LLC


By:  ____________________________
       Name:
       Title:

The Selling Shareholders other than Carrier One LLC named in Schedule II to the Underwriting Agreement


By:  ____________________________
       Attorney-in-Fact

Accepted as of [________], 2000

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I to the Underwriting Agreement.


MORGAN STANLEY & CO. INTERNATIONAL LIMITED


By:  ____________________________
       Name:
       Title:


SALOMON BROTHERS INTERNATIONAL LIMITED


By:  ____________________________
       Name:
       Title:

SCHEDULE A

                                                                    OFFER PRICE AND COMMISSIONS
                                                                 ---------------------------------
                                                                 IN EURO          IN U.S. DOLLARS
                                                                 ------           ---------------
Share Offer Price per Share..................................    Euro                 US$
ADS Offer Price per ADS......................................                         US$
Gross Spread per Share.......................................    Euro                 US$
Gross Spread per ADS.........................................                         US$
Concession per Share.........................................    Euro                 US$
Concession per ADS...........................................                         US$
U.S. Dealer Reallowance per Share............................    Euro                 US$
U.S. Dealer Reallowance per ADS..............................                         US$


Per Share amounts are quoted and priced in euro, and translated to U.S. dollars at an exchange rate of $[______] to Euro 1.00 (the "EXCHANGE RATE"). ADSs are quoted and priced in U.S. dollars, determined based on the per Share amounts by applying a ratio of one Share to 5 ADSs and the Exchange Rate.

                                                                         ANNEX B

                        FORM OF SUBSCRIPTION CERTIFICATE

This Subscription Certificate is issued pursuant to Section 4 of the Underwriting Agreement, dated as of [_____________], 2000 (the "Underwriting Agreement"), among Carrier 1 International S.A. (the "Company"), certain shareholders of the Company named in Schedule II thereto and Morgan Stanley & Co. International Limited and Salomon Brothers International Limited on behalf of the underwriters named in Schedule I thereto, and is subject to the provisions of the Underwriting Agreement.

Pursuant to Arcticle 5 of the Articles of Incorporation of the Company, the board of directors is authorized to increase the subscribed share capital of the Company once or several times through issuance of new shares up to a total amount of subscribed share capital of US$110,000,000 represented by 55,000,000 shares with a nominal value of US$2.00 per share.

On [__________], 2000, the board of directors decided to make use of this authority and to increase the subscribed share capital of the Company by US$15,000,000 through issuance of 7,500,000 registered shares with full right to dividends starting with fiscal year 2000. Morgan Stanley & Co. International Limited was permitted to subscribe to it. The new shares are issued at their nominal value of US$2.00 per share.

We understand that the existing shareholders of the Company do not have any subscription right with respect to the subscription and issuance of shares today by the Company.

We hereby subscribe to and accept delivery of new shares in a total nominal value of

                                    US$15,000,000

divided into 7,500,000 shares with a nominal value of US$2.00 per share.

We have paid 100% of the nominal amount, or $15,000,000, through credit to the "Capital Increase Account" of Carrier 1 International S.A. at Morgan Stanley & Co. Incorporated.

Our subscription is not binding if we have not received a certified copy of the resolution of the board of directors authorizing such capital increase by 11:00 a.m. (Frankfurt time) on [___________], 2000.

Luxembourg, on [__________], 2000



------------------------------------
Morgan Stanley & Co. International Limited

                                                                         ANNEX C

                        FORM OF OPINION OF BONN & SCHMITT
                        LUXEMBOURG COUNSEL TO THE COMPANY

                  1. Carrier 1 International S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), has been duly incorporated, is validly existing as a corporation (SOCIETE ANONYME) under the laws of Luxembourg and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

                  2. The subscribed and authorized share capital of the Company conformed at the date of the Prospectus, as to legal matters, to the description thereof contained in the Prospectus.

                  3. The share capital outstanding prior to the execution of the Underwriting Agreement (including the shares to be sold by Carrier One LLC) has been duly authorized and validly issued, and is fully paid and non-assessable.

                  4. The Company has the corporate power and authority to enter into the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement (the "AGREEMENTS"), the Agreements have been duly authorized, the Underwriting Agreement, insofar as Luxembourg law governs the execution and delivery thereof, has been duly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements will not contravene the articles of incorporation of the Company or, to the best of our knowledge, any agreement or other instrument binding upon the Company or its Luxembourg subsidiary that, in our opinion, is material to the Company and its subsidiaries, taken as a whole, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Luxembourg subsidiary, and no consent, approval, authorization or order of, or qualification with, any Luxembourg governmental body or agency is required for the performance by the Company of its obligations under the Agreements.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         ANNEX D

                     FORM OF OPINION OF DEBEVOISE & PLIMPTON
                    SPECIAL NEW YORK COUNSEL FOR THE COMPANY

                  1. To the extent that the laws of the State of New York govern the due execution and delivery of the Underwriting Agreement by Carrier 1 International S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), the Company has duly executed and delivered the Underwriting Agreement.

                  2. The Underwriting Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (ii) general principals of equity, whether such principles are considered in a proceeding at law or equity, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) limitations with respect to enforceability of provisions providing for indemnification or contribution arising under applicable law (including court decisions) or public policy.

                  3. The execution, delivery and performance of the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement by the Company (the "AGREEMENTS") will not violate any existing United States Federal or New York State statute, or rule, regulation, judgment, order or decree of any United States Governmental Agency, known to us to be binding upon the Company (other than any state securities or Blue Sky laws statutes, rules, regulations or orders as to which we express no opinion), except as would not to our knowledge have a Material Adverse Effect and except that no opinion is expressed as to the accuracy or completeness of the Registration Statement or any Prospectus.

                  4. No consent, approval, authorization or order of, or filing or registration with, any United States Governmental Agency is required to be obtained or made by the Company for the issuance and sale of the Shares or the performance by the Company today of its obligations under the Agreements in connection with the issuance and sale today of the Shares or ADSs by the Company except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs,
(b) as have been obtained under the Securities Act and the Exchange Act, (c) as disclosed in the Prospectus or as have been made or obtained, (d) as may be required under or pursuant to applicable state securities laws, statutes, rules, regulations or orders, (e) as may be required under or pursuant to applicable telecommunications laws and (f) for other consents, approvals, authorizations, orders, filings or registrations the failure of which to be obtained or made would not to our knowledge have a material adverse effect .

                  5. The Company is not and, upon the issuance and sale of the Shares, will not be an "investment company," as that term is defined in the Investment Company Act of 1940, as amended.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         ANNEX E

                    FORM OF OPINION OF THE GENERAL COUNSEL OF
                           CARRIER1 INTERNATIONAL GMBH
                   (A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY)

                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements will not contravene any provision of existing applicable law or, to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Agreements, except in each case as would not reasonably be expected to have a Material Adverse Effect.

                  In rendering the opinion set forth above, I express no opinion as to (i) the validity, binding effect or enforceability of any of the Agreements or (ii) the application of or compliance with securities laws, statutes, rules or regulations of any jurisdiction.

                                                                         ANNEX F

                           FORM OF OPINION OF SPECIAL
                     LUXEMBOURG COUNSEL TO THE UNDERWRITERS

                  1. The Shares issued today by the Company have been duly authorized by the shareholders at their meeting of [_____________], 2000 and have been validly issued at the par value thereof by the board of directors of the Company pursuant to their resolution passed today and against the payment of the Subscription Price, being the par value thereof, were fully paid at the par value thereof, and are non-assessable.

                  2. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement will not contravene any provision of applicable Luxembourg law.

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]


Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co.  Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as Representatives of the several Underwriters (the "REPRESENTATIVES"), propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Carrier1 International, S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by several Underwriters, including the Representatives (the "UNDERWRITERS"), of shares of common stock, par value $2.00 per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (2) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange

Act of 1934 (the "EXCHANGE ACT"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction of Form 4 under the Exchange Act or (3) transfers of Common Stock or other securities to the Company or any of its subsidiaries pursuant to any purchase rights under the company's share purchase and share option plans. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                        Very truly yours,

                                        -----------------------
                                        (Name)

                                        -----------------------
                                        (Address)

                                                                     EXHIBIT A-2

                       PERSONS DELIVERING LOCK-UP LETTERS

         *        Vollers Erik
         *        Gerard Sreeves
         *        Robert D'Occhio
         *        Karsten Wittkopf
         *        Marion Besslich
         *        Christelle Coeffe
         *        Hughes De Chateaunain
         *        Richard Faucheux
         *        Bruno Grosskopf
         *        Dragan Jelesijevic
         *        Stephen Kraft
         *        Sandrine Laponche
         *        Lemoine Olivier
         *        Isabelle Russier
         *        Virginia Verdon
         *        Carina Almroth
         *        Mark Bartlett-Twivey
         *        Andrew Betta
         *        Graeme Biggs
         *        Matthew Bird
         *        Harry Arthur Board
         *        Paul Bramwell
         *        Eric Bree
         *        Steven Burgess
         *        Kevin Richard Burke
         *        Paul Garrard
         *        Gemma Cashman
         *        Richard Chilvers
         *        Linda Clark
         *        Brian Congheady
         *        Julia Constantinides
         *        Anthony Cooney
         *        Ian Cooper
         *        Chris Cousins
         *        Chris Davidson
         *        Peter Davidson
         *        John Stephen Dennis
         *        Mark Diamond
         *        Peter Everett
         *        Marcus David Franks

         *        Mark Garnham
         *        Alison Gooch
         *        Peter Good
         *        Michael Griffiths
         *        Peter Steven Hallam
         *        Paul Halliwell
         *        Paul Jenkins
         *        Alan Jones
         *        Michelle Jones
         *        Michelle Kelly
         *        Gary Lambert
         *        Greg Lewis
         *        Jonathan Lexton
         *        John Kirk
         *        John Merker
         *        Rick Mikolajczuk
         *        Simon Morris
         *        Nguyen Dang
         *        Philip Poulter
         *        Geoffrey Powell
         *        John Prendergast
         *        John Dennis Preston
         *        Sheila Raulinaitis
         *        H.V. Ruyter
         *        Samuel Saunders
         *        Jonathan Shanmuganathan
         *        Kasim Sheikh
         *        Ian Smith
         *        Sven Stoecker
         *        Christine Stubbs
         *        David Thomas
         *        Adam Thompson
         *        David Tibbott
         *        Jane Townend
         *        Jay Tribick
         *        Richard Walker Morecroft
         *        Graham Ward
         *        Richard Willson
         *        Stuart Wise
         *        Paul Wynne
         *        Nick Zak
         *        Vincenzo Zecca
         *        Rainer Dornauer
         *        Eva Messer

         *        Robert Modliba
         *        Michael Pichler
         *        Viviana Alejandra Ancarani
         *        Olaf Bertschinger
         *        Heinz Bigler
         *        Bruno Burgisner
         *        Natasa De Carlo
         *        Oscar Escribano
         *        Nigel Findlater
         *        Goran Forslund
         *        Peter Gessler
         *        Stephen Harper
         *        Fred Karcher
         *        Martin Keller
         *        Christine Kohler
         *        Gilbert Koller
         *        Dominic McGlinchey
         *        Martin Peck
         *        Johanna Reichmuth
         *        Gustav Schaefer
         *        Jan Van Veldhoven
         *        Pim Versteeg
         *        Vanja Vidic
         *        Philip Walter
         *        Volker Weisshaar
         *        Judith Zollinger
         *        Stig Johansson
         *        Joachin Bauer
         *        Eugene A. Rizzo
         *        Kees van Ophem
         *        Neil Craven
         *        Teje Nordahl
         *        Alexander Schmid
         *        Sarah Colombo
         *        Sebastiano Galantucci
         *        Saviano Gaetano
         *        Tordin Daniele
         *        Mirco Viscardi
         *        Madlen Frederich
         *        Mikael Honkala
         *        Garman Larsson
         *        Robert Luscombe
         *        Thomas Svalstedt
         *        John Belanger

         *        Michael Clark
         *        Carlos Colina
         *        Lee A. Geter
         *        Amelia Kamber-Enoch
         *        Coilbert Lee
         *        Evelien Aalberts
         *        Jos Ariaanno
         *        M. J. Gann
         *        Teus Oskam
         *        Rik Schalks
         *        Liliam Vacimo
         *        Harrie van Rooij
         *        Harm Werkman
         *        Howard Copestake
         *        Diethelm Dostert
         *        Tanja Eckert
         *        Dieter Friedrich
         *        Edward Allen Gross
         *        Vesna Herceg
         *        Cristine Keb
         *        Anastasia Koltsidis
         *        Udo Lorenz
         *        Thomas Lubke
         *        Christoph Mees
         *        Christoph Munch
         *        Matthias Neumann
         *        Christian Schultes
         *        Marc Theissen
         *        Erwin Trautmann
         *        Llitz Gertfried
         *        Astrid Werner
         *        Konstantina Widera
         *        Silke Wunderie
         *        Thomas Zahay
         *        Victor Pelson
         *        Glenn Creamer
         *        Mark Pelson

                                * * * * * * * * *

                                                                       EXHIBIT B

                        FORM OF OPINION OF BONN & SCHMITT
                        LUXEMBOURG COUNSEL TO THE COMPANY

                  1. Carrier 1 International S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), has been duly incorporated, is validly existing as a corporation (SOCIETE ANONYME) under the laws of Luxembourg and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

                  2. The subsidiary of the Company organized under the laws of Luxembourg, CARRIER 1 INTERNATIONAL MANAGEMENT (LUX) SARL, has been duly incorporated, is validly existing as a corporation (SOCIETE A RESPONSABILITE LIMITEE) under the laws of Luxembourg and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus. All of the issued share capital of the Luxembourg subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, and is owned directly by the Company, to the best of our knowledge, free and clear of all liens, encumbrances, equities or claims.

                  3. The subscribed and authorized share capital of the Company conformed at the date of the Prospectus, as to legal matters, to the description thereof contained in the Prospectus.

                  4. The share capital outstanding as of the date of the Underwriting Agreement (including the Shares being sold by Carrier One LLC) has been duly authorized and is validly issued, fully paid and non-assessable.

                  5. The Company has the corporate power and authority to enter into the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement (the "AGREEMENTS"), and the Agreements have been duly authorized, and insofar as Luxembourg law governs the execution and delivery thereof, have been duly executed and delivered by the Company, and constitute valid and binding agreement of the Company, enforceable again the Company in accordance with its terms.

                  6. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Agreements does not and will not contravene the Articles of Association of the Company or, to the best of our knowledge, any agreement or other instrument binding upon the Company that, in our opinion, is material to the Company and its subsidiaries, taken as a whole, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any Luxembourg governmental body or agency is required for the performance by the Company of its obligations under the Agreements.

                  7. After due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject.

                  8. Except as set forth in the Prospectus, to the best of our knowledge each of the Company and its Luxembourg subsidiary has all necessary permits, licenses, authorizations, consents, orders, certificates and approvals of and from all applicable Luxembourg governmental, administrative or regulatory authorities, self-regulatory organizations and courts and other tribunals to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; to the best of our knowledge, neither the Company nor and its Luxembourg subsidiary has not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents, orders, certificates or approvals.

                  9. To the best of our knowledge, as of today, the Company, its Luxembourg subsidiary and its foreign subsidiaries do not provide telecommunication services in or from Luxembourg and therefore they do not need any permits, licenses, authorizations, consents, orders, certificates or approvals of or from any Luxembourg national, regional or local governmental authorities, all self-regulatory organizations and all courts and tribunals (collectively, the "GOVERNMENTAL AUTHORITIES") competent for telecommunication matters.

                  10. To the best of our knowledge, after due inquiry, (i) no decree or order of any Governmental Authority has been issued against the Company and (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened, against the Company before or by any Governmental Authority.

                  11. The statements in (i) the Prospectus under the captions "Business--Enforceability of Certain Civil Liabilities," "Business--Legal Proceedings," "Description of Share Capital" and "Certain Relationships and Related Transactions" and (ii) in the Registration Statement in Item 14, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein governed by Luxembourg law, fairly summarize in all material respects the matters referred to therein.

                  12. The statements in the Prospectus under the caption "Taxation--Certain Luxembourg Tax Considerations," insofar as such statements constitute a summary of Luxembourg tax laws referred to therein, are accurate and fairly summarize in all material respects the Luxembourg tax laws referred to therein.

                  13. Except as described in the Prospectus, no Luxembourg stamp or other issuance or transfer taxes or duties or capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in Luxembourg or any political subdivision or taxing authority thereof or therein in connection with (i) the authorization, issue or delivery by the Company of the Shares and ADSs or (ii) the purchase by the Underwriters of the Shares or ADSs or the sale and delivery by the Underwriters of the Shares or ADSs, provided that the Underwriters are not Luxembourg residents for purposes of income taxes, the execution and delivery of the Agreements or the consummation of the transactions contemplated thereby, save that the registration may be ordered and a registration fee of 2.4 per cent on the total amount involved might become payable if the Agreements were to be exhibited before a Luxembourg Court or a Luxembourg official authority (AUTORITE CONSTITUEE); in practice, the registration is rarely ordered.

                  14. The Company's agreement to the choice of law provisions set forth in the Agreements is valid and binding under the laws of Luxembourg and we do not know of any reason why the courts of Luxembourg would not give effect to the choice of New York law as the proper law of the Agreements; the Company has the legal capacity to sue and be sued in its own name under the laws of Luxembourg; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York courts and has validly and irrevocably appointed CT Corporation System as its authorized agent as set forth and for the purpose described in the Agreements under the laws of Luxembourg; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York courts and the waivers by the Company of any immunity and any objection to the venue of a proceeding in a New York court located in the Agreements are legal, valid and binding under the laws of Luxembourg and we do not know of any reason why the courts of Luxembourg would not give effect to such submission and waivers; service of process in the manner set forth in the Agreements will be effective to confer valid jurisdiction over the Company under the laws of Luxembourg; and the courts in Luxembourg will recognize and will enforce, subject to fulfillment of applicable recognition and enforcement procedures (EXEQUATUR procedures), any final and conclusive judgment against the Company obtained in a New York court arising out of or in the Agreements.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                       EXHIBIT C

                     FORM OF OPINION OF DEBEVOISE & PLIMPTON
                    SPECIAL NEW YORK COUNSEL FOR THE COMPANY

                  1. To the extent that the laws of the State of New York govern the due execution and delivery of the Underwriting Agreement, the Pricing Agreement or the Deposit Agreement (the "AGREEMENTS") by Carrier 1 International S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), the Company has duly executed and delivered each Agreement.

                  2. Each of the Agreements constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (ii) general principals of equity, whether such principles are considered in a proceeding at law or equity, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) limitations with respect to enforceability of provisions providing for indemnification or contribution arising under applicable law (including court decisions) or public policy.

                  3. The execution, delivery and performance of the Agreements by the Company do not violate any existing United States Federal or New York State statute, or rule, regulation, judgment, order or decree of any United States Governmental Agency, known to us to be binding upon the Company (other than any state securities or Blue Sky laws statutes, rules, regulations or orders as to which we express no opinion), except as would not to our knowledge have a Material Adverse Effect and except that no opinion is expressed as to the accuracy or completeness of the Registration Statement or any Prospectus.

                  4. Assuming the sale of the ADSs as contemplated in the Underwriting Agreement and the due and authorized issuance by the Depositary of the ADRs evidencing ADSs against deposit of the Shares in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified in the ADRs and the Deposit Agreement.

                  5. No consent, approval, authorization or order of, or filing or registration with, any United States Governmental Agency is required to be obtained or made by the Company for issuance and sale of the Shares or ADSs by the Company or the performance by the Company today of its obligations under the Agreements in connection with the issuance and sale today of the Share or ADSs by the Company except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs, (b) as have been obtained under the Securities Act and the Exchange Act, (c) as disclosed in the Prospectus or as have been made or obtained, (d) as may be required under or pursuant to applicable state securities laws, statutes, rules, regulations or orders, (e) as may be required under or pursuant to applicable telecommunications laws and (f) for other consents, approvals, authorizations, orders, filings or registrations the failure of which to be obtained or made would not to our knowledge have a Material Adverse Effect.

                  6. The Company is not and, upon the issuance and sale today of the Shares, will not be an "investment company," as that term is defined in the Investment Company Act of 1940, as amended.

                  7. The statements set forth in the Prospectus under the headings "Description of Certain Indebtedness," "Description of Share Capital--Description of the Warrants," "Description of American Depositary Receipts," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, provide a fair summary of the matters described therein in all material respects.

                  8. The statements set forth in the Prospectus under the caption "Taxation--Certain United States Federal Income Tax Considerations," "Taxation--Common Stock," and "Taxation--Information Reporting and Backup Withholding," insofar as such statements purport to summarize certain United States Federal income tax laws relating to the purchase, ownership and disposition of the Shares or ADSs by certain U.S. Holders (as such term is defined in the Prospectus), provide a fair summary of such consequences under current law in all material respects.

                  9. The Registration Statement and U.S. Prospectus (except for financial statements, notes and schedules and other financial and statistical data contained therein as to which we express no opinion) as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with requirements of the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder.

                  10. Assuming the validity of such actions under Luxembourg law, under the laws of the State of New York relating to personal jurisdiction (including venue), (i) pursuant to Section 15 of the Underwriting Agreement,
Article 4 of the Pricing Agreement and Section 706 of the Deposit Agreement, the Company has validly submitted to the nonexclusive jurisdiction of any United States federal or New York state court located in the Borough of Manhattan, The City of New York, the State of New York, in any action arising out of or relating to any of the Agreements, has validly waived (to the extent permitted by law) any objection to the venue of a proceeding in any such court, and has validly appointed CT Corporation System as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement, Article 4 of the Pricing Agreement and Section 706 of the Deposit Agreement, and (ii) service of process effected on such agent in the manner set forth in Section 15 of the Underwriting Agreement, Article 4 of the Pricing Agreement and Section 706 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company, except that we express no opinion as to any waiver of inconvenient forum.

                  We have not ourselves checked the accuracy or completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the U.S. Prospectus, except to the limited extent stated in paragraphs 7 and 8 above. In the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and the Company's independent auditors, but without independent check or verification, no facts have come to our attention that cause us to believe that the Registration Statement (except for financial statements, notes and schedules and other financial and statistical data contained therein, as to which we express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (except for financial statements, notes and schedules and other financial and statistical data contained therein, as to which we express no belief), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any contract or other document that is of a character required to be filed as an exhibit to the Registration Statement is not so filed.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                       EXHIBIT D

                    FORM OF OPINION OF THE GENERAL COUNSEL OF
                           CARRIER1 INTERNATIONAL GMBH
                   (A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY)

                  1. Each subsidiary of Carrier 1 International S.A., a societe anonyme organized under the laws of Grand Duchy of Luxembourg (the "COMPANY"), has been duly organized or formed, as applicable, and is validly existing under the laws of the jurisdiction of its organization or formation (except where the failure to be duly organized or formed would not reasonably be expected to have a Material Adverse Effect), has the corporate or company power and authority to own its property and to conduct its business as described in the Prospectus (except where the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect) and is duly qualified to transact business in each jurisdiction in which the conduct of its business or leasing of property requires such qualification (except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect). The outstanding shares of capital stock or membership interests of each subsidiary of the Company (other than any company in the process of formation with no significant operations) have been duly authorized and validly issued and are fully paid and non-assessable, and all such shares or membership interests are owned by the Company or a wholly-owned subsidiary thereof, to my knowledge free and clear of all liens, encumbrances, equities or claims.

                  2. Except as set forth in the Prospectus, (i) the Company has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations with, all Luxembourg national, regional or local governmental authorities, all self-regulatory organizations and all courts and tribunals (collectively, the "GOVERNMENTAL AUTHORITIES") necessary to own, lease, license or use its properties and assets and conduct its business in the manner described in the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which would reasonably be expected to have a Material Adverse Effect.

                  3. Other than as set forth or contemplated in the Prospectus,
(i) no decree or order of any of the Governmental Authorities has been issued against the Company or any of its subsidiaries and (ii) there is no action, suit or judicial proceeding pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which its or their properties is subject, and no notice of violation or order to show cause has been issued against the Company or any of its subsidiaries, before or by any of the Governmental Authorities, in the case of both (i) and (ii) that would reasonably be expected to materially and adversely affect the issuance today of Shares and ADSs or that questions the validity of the Underwriting Agreement, the Pricing Agreement or the Deposit Agreement (the "AGREEMENTS") or that would reasonably be expected to have a Material Adverse Effect.

                  4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements do not contravene any provision of existing applicable law or, to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Agreements, except in each case as would not reasonably be expected to have a Material Adverse Effect.

                  In rendering the opinions set forth above, I express no opinion as to (i) the validity, binding effect or enforceability of any of the Agreements or (ii) the application of or compliance with securities laws, statutes, rules or regulations of any jurisdiction.

                  I have not myself checked the accuracy or completeness of, or otherwise verified, and am not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the U.S. Prospectus. In the course of my review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of Carrier1 and Carrier1's independent auditors, but without independent check or verification, no facts have come to my attention that cause me to believe that (i) the Registration Statement (except for financial statements, notes and schedules and other financial and statistical data contained therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or (ii) the Prospectus (except for financial statements, notes and schedules and other financial and statistical data contained therein), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) that any contract or other document that is of a character required to be filed as an exhibit to the Registration Statement is not so filed.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                       EXHIBIT E

                        FORM OF OPINION OF LOCAL COUNSEL

We are of the opinion that:

                  1. the descriptions in the Prospectus of matters in connection with current [COUNTRY] statutes relating to telecommunications, and the respective rules and regulations promulgated thereunder (collectively, the "[COUNTRY] Communications Law"), including, without limitation, the statements in the Prospectus under the captions "Business--Governmental Regulation," are accurate in all material respects and fairly summarize all matters described therein;

                  2. the Company [the Operating Company]1 is the holder of license[s] issued by the [RELEVANT GOVERNMENT AGENCY], dated _________, 199_, issued under Section ____ of [RELEVANT LAW], relating to the provision of telecommunications services in [COUNTRY];

                  3. (A) the execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, and the consummation of the transactions (including, without limitation, issuance of the Shares and the ADSs) contemplated thereby do not violate (1) the [COUNTRY] Communications Law, (2) any rules or regulations of [GOVERNMENT AGENCY] applicable to the Company and its subsidiaries and (3) to the best of our knowledge after due inquiry, any telecommunications related decree from any [COUNTRY] court, and (B) no authorization of or filing with [GOVERNMENT AGENCY] is necessary for the execution and delivery of the Underwriting Agreement or the Deposit Agreement by the Company and the consummation of the transactions (including, without limitation, issuance of the Shares and the ADSs) contemplated thereby in accordance with the terms thereof;

                  4. (A) each of the Company and its subsidiaries has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations with, [GOVERNMENT AGENCY] necessary to own, lease, license and use its properties and assets and to conduct its business, and its contemplated business, in the manner described in the Prospectus; and (B) to the best of

--------
1To be used when the Company operates through a subsidiary incorporated in the opinion giver's jurisdiction.

         our knowledge after due inquiry, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such reports, filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  5. to the best of our knowledge after due inquiry, (A) each of the Company and its subsidiaries is conducting its business in accordance with [GOVERNMENT AGENCY] authorizations listed in Paragraph 4 above and (B) neither the Company nor any of its subsidiaries is in violation of or in default under the [COUNTRY] Communications Law or the rules or regulations of [GOVERNMENT AGENCY], the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                  6. to the best of our knowledge, after due inquiry, (A) no decree or order of the [GOVERNMENT AGENCY] has been issued against the Company or any of its subsidiaries; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by [GOVERNMENT AGENCY] and
         (C) there are no rulemakings or other administrative proceedings pending before [GOVERNMENT AGENCY] which, (i) are generally applicable to telecommunications services or the resale thereof and (ii) if decided adversely to the interest of the Company or its subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

* Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Underwriting Agreement.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                       EXHIBIT F

                   FORM OF OPINION OF CARRIER ONE LLC COUNSEL

                  (a) The execution and delivery by Carrier One LLC of, and the performance by Carrier One LLC of its obligations under, the Underwriting Agreement and the Pricing Agreement will not contravene any provision of applicable law (except in so far as indemnity and contribution is limited by applicable law and public policy), or any certificate of incorporation, bylaws or other equivalent organizational documents of Carrier One LLC, or, to such counsel's knowledge, any agreement or other instrument binding upon Carrier One LLC that is material to Carrier One LLC or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Carrier One LLC, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Carrier One LLC of its obligations under the Underwriting Agreement or the Pricing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs and other than those already obtained from the Frankfurt Stock Exchange and the Nasdaq Stock Market, and under the securities laws of The Netherlands, the Securities Act and the Exchange Act and those as may be required for the listing of the Company's Share Capital on the Neuer Markt segment of the Frankfurt Stock Exchange.

                  (b) This Agreement has been duly authorized, executed and delivered by or on behalf of Carrier One LLC.

                  (c) The Pricing Agreement has been duly authorized by Carrier One LLC and, assuming due execution and delivery by the other parties thereto, is a valid and binding agreement of Carrier One LLC, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (ii) general principals of equity, whether such principles are considered in a proceeding at law or equity, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) limitations with respect to enforceability of provisions providing for indemnification or contribution arising under applicable law (including court decisions) or public policy.


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                                                                       EXHIBIT G

                           FORM OF OPINION OF SPECIAL
                     LUXEMBOURG COUNSEL TO THE UNDERWRITERS

                  1. The Shares issued by the Company on [_______________], 2000 have been duly authorized by the shareholders at their meeting of [_____________], 2000 and have been validly issued at the par value thereof by the board of directors of the Company pursuant to their resolution passed at their meeting of [________________], 2000 and against the payment of the Subscription Price, being the par value thereof, were fully paid at the par value thereof, and are non-assessable. After the subsequent payment on such Shares of the Share Offer Price less the par value of such Shares less applicable fees and commissions (the "Additional Payment") pursuant to the Underwriting Agreement, such Shares are fully paid at the par value thereof plus the Additional Payment, and non-assessable. The Shares sold today by the Warrantholders have been duly authorized and are validly issued, fully paid and non-assessable. The issuance by the Company of the Shares being sold by the Company and by the Warrantholders is not subject to any preemptive or similar rights.

                  7. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement do not and will not contravene any provision of applicable Luxembourg law.


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                                                                       EXHIBIT H

             FORM OF OPINION OF ZIEGLER, ZIEGLER & ALTMAN

                  1. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  2. Upon issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Registered Shares in respect thereof in accordance with the terms of the Deposit Agreement, such ADRs will be duly and validly issued, and the Holders thereof will be entitled to the rights specified in such ADRs and in the Deposit Agreement.


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                                                                       EXHIBIT I

                    FORM OF OPINION OF WARRANTHOLDER COUNSEL

                  (a) The execution and delivery by the Warrantholder of, and the performance by such Warrantholder of its obligations under, the Underwriting Agreement, the Pricing Agreement and its Irrevocable Power of Attorney and Custody Agreement will not contravene any provision of applicable law (except in so far as indemnity and contribution is limited by applicable law and public policy), or any certificate of incorporation, bylaws or other equivalent organizational documents of such Warrantholder, or, to such counsel's knowledge, any agreement or other instrument binding upon such Warrantholder that is material to such Warrantholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Warrantholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Warrantholder of its obligations under the Underwriting Agreement, the Pricing Agreement or the Power of Attorney and Custody Agreement of such Warrantholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs and other than those already obtained from the Frankfurt Stock Exchange and the Nasdaq Stock Market, and under the securities laws of The Netherlands, the Securities Act and the Exchange Act and those as may be required for the listing of the Company's Share Capital on the Neuer Markt segment of the Frankfurt Stock Exchange.

                  (b) The Warrantholder has valid title to the Warrants each entitling the holder thereof to purchase the number of shares specified therein; the Warrantholder assuming exercise of Warrants in accordance with the Irrevocable Power of Attorney and Custody Agreement, immediately prior to the time the Shares to be sold by it are delivered to the Underwriters, will have valid title to the Shares to be sold by such Warrantholder; and the Warrantholder has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement of such Warrantholder and to sell, transfer and deliver the Shares to be sold by such Warrantholder.

                  (c) The Irrevocable Power of Attorney and Custody Agreement of the Warrantholder has been duly authorized, executed and delivered by such Warrantholder and is a valid and binding agreement of such Warrantholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.


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                  (d) The Underwriting Agreement and the Pricing Agreement have been duly authorized by the Warrantholder and, when executed and delivered will be valid and binding agreements of such Warrantholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (e) Assuming exercise of Warrants in accordance with the Irrevocable Power of Attorney and Custody Agreement, delivery of the Shares to be sold by the Warrantholder pursuant to the Underwriting Agreement and the Pricing Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.